SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1999, WACHOVIA SBA LENDING, INC.* REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1 FOR THE APRIL 10, 2003 DETERMINATION DATE

1.	AVAILABLE FUNDS		$10,538,250.13
2.	(A)	ORIGINAL CLASS A CERTIFICATE
		PRINCIPAL BALANCE	49,109,749.14
	(B)	ORIGINAL CLASS M CERTIFICATE
		PRINCIPAL BALANCE	1,507,135.03
	(C)	ORIGINAL CLASS B CERTIFICATE
		PRINCIPAL BALANCE	2,190,372.59
	(D)	ORIGINAL POOL
		PRINCIPAL BALANCE	52,807,256.76
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING THE DUE PERIOD
	(A)	NUMBER OF ACCOUNTS	3
	(B)	PRINCIPAL BALANCES	426,143.13
4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
	BY ALL CURTAILMENTS RECEIVED DURING THE DUE PERIOD		190.80
5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED DURING THE DUE PERIOD		270,278.69
5A.	RECOVERIES ON LIQUIDATED LOANS		6,555.14
6.	AGGREGATE AMOUNT OF INTEREST RECEIVED ON THE UNGUARANTEED INTEREST OF EACH SBA LOAN NET OF THE FTA’S FEE, THE ADDITIONAL FEE AND THE SERVICING FEE ATTRIBUTABLE TO THE UNGUARANTEED INTEREST		441,866.73
7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B)	AMOUNT OF COMPENSATING INTEREST PAYMENT	68.19
8.	DELINQUENCY AND FORECLOSURE INFORMATION
	(SEE EXHIBIT K)

* f/k/a The Money Store Investment Corporation

Page 1 of 7	Series 1999-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY
	REALIZED LOSSES ON A LIQUIDATED SBA LOAN				0.00
10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	83,895.90
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(1,501.29)	82,394.61
	ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT				0.87642652
	(B)	CLASS M INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	3,227.70
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS M INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(57.67)	3,170.03
	ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT				1.09765582
	(C)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	6,480.00
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(116.10)	6,363.90
	ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT				1.51910355
	(D)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	647,849.73
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	220,306.93
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00	868,156.66
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT				9.23453027
	(E)	CLASS M PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	19,923.12
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	6,775.03
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00	26,698.15
	TOTAL CLASS M PRINCIPAL DISTRIBUTION AMOUNT				9.24451177

Page 2 of 7	Series 1999-1

	(F)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	28,839.77
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	9,807.21
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT			38,646.98
				9.22528082
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS		1,682,852.15
	(B)	AMOUNT TO BE TRANSFERRED FROM SPREAD ACCOUNT TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)		0.00
	(C)	AMOUNT OF LETTER OF CREDIT PAYMENTS		0.00
	(D)	AMOUNT OF PAYMENTS WITH RESPECT TO ALTERNATE CREDIT ENHANCEMENT		0.00
12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		48,241,592.48
				513.14292303
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		1,480,436.88
				512.61664820
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		2,151,725.61
				513.63063816
	(D)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		51,873,754.97
				513.14809942
13.	(A)	EXCESS SPREAD		108,348.47
	(B)	EXTRA INTEREST		160,314.00
	(C)	SPREAD ACCOUNT BALANCE		1,682,852.15
	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT		1,682,852.15
14.	(A)	WEIGHTED AVERAGE MATURITY		186.292
	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE		6.192%

Page 3 of 7	Series 1999-1

15.	(A)	SERVICING FEE FOR THE RELATED DUE PERIOD	58,526.31
	(B)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	53,564.27
	(C)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	2,640.36
16.	AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A)	SECTION 5.04 (b)	0.00
	(B)	SECTION 5.04 (c)	0.00
	(C)	SECTION 5.04 (d)(ii)	0.00
	(D)	SECTION 5.04 (e)	0.00
	(E)	SECTION 5.04 (f)	46,833.36
17.	(A)	CLASS A REMITTANCE RATE	2.050%
	(B)	CLASS M REMITTANCE RATE	2.570%
	(C)	CLASS B REMITTANCE RATE	3.550%
18.	(A)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF SUCH DUE PERIOD	0.00
19.	OTHER INFORMATION AS REQUESTED
	(A)	LETTER OF CREDIT AVAILABLE AMOUNT	7,822,454.07
	(B)	LOC AVAILABLE AMOUNT EXPRESSED AS A PERCENTAGE OF POOL PRINCIPAL BALANCE AFTER DISTRIBUTION	15.08%
	(C)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	1,688,503.76
	(D)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	5,651.61

I, Stephanie Callahan, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

WACHOVIA SBA LENDING, INC.

BY:

STEPHANIE CALLAHAN ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1999-1

EXHIBIT K
DELINQUENCY AND FORECLOSURE INFORMATION
AS OF MARCH 31, 2003

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT

SERIES 1999-1	1 TO 29	11	3,917,179.68	2.502%	1,432,536.86	2.762%
	30 TO 59	4	1,328,246.37	0.848%	332,061.77	0.640%
	60 TO 89	2	969,932.41	0.620%	242,483.18	0.467%
	90 TO 179	6	2,551,515.00	1.630%	788,437.34	1.520%
	180 TO 719	0	0.00	0.000%	0.00	0.000%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	0	0.00	0.000%	0.00	0.000%

	DELINQUENCY TOTALS	23	$8,766,873.46	5.600%	$2,795,519.15	5.389%

	OUTSTANDING	384	$156,550,981.08		$51,873,754.97

	FORECLOSURE/REO
	180 - 719	0	0.00		0.00

Page 5 of 7	Series 1999-1

SERIES 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS M	CLASS B	POOL

(ii)		522	522	523	522
(iii)		—	—	—	4
(iv)		—	—	—	0
(v)		—	—	—	3
(x) (a, b & c)	(i)	1	1	2	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	1	1	2	1
(d, e & f)	(i)	7	7	7	7
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v)	2	2	2	2
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	9	9	9	9
(xii)		513	513	514	513

Page 6 of 7	Series 1999-1

WACHOVIA SBA LENDING, INC.

WACHOVIA SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1999-1, CLASS A, M & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1999-1